                                                                   EXHIBIT 10.49


                                 AMENDMENT NO. 2
                                       TO
             SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT

                  This AMENDMENT NO. 2 (this "AMENDMENT NO. 2") is made as of this 21st day of January, 2000, by and among POLYVISION CORPORATION, a New York corporation (the "COMPANY"), POSTERLOID CORPORATION, a Delaware corporation ("POSTERLOID"), GREENSTEEL, INC., a Delaware corporation ("GREENSTEEL") (each of Posterloid and Greensteel, a "GUARANTOR" and collectively, the "GUARANTORS") and John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and Hancock Mezzanine Partners L.P. (collectively, the "PURCHASERS").

                  WHEREAS:

                  (A) The Purchasers are collectively the holders of $25,000,000 in aggregate principal amount of the Company's 12.5% Senior Subordinated Notes due December 30, 2006 (the "NOTES") issued by the Company under a Senior Subordinated Note and Warrant Purchase Agreement dated as of December 30, 1998 and previously amended by an Amendment No. 1 dated as of August 19, 1999 (the "NOTE AGREEMENT"). Under the Note Agreement, the Guarantors have guaranteed the obligations of the Company under the Note Agreement and the Notes. Certain defined terms used in this Amendment No. 2 have the meanings given in Section
1.1 hereof. Capitalized terms not otherwise defined in this Amendment No. 2 have the meanings given therefor in the Note Agreement, as amended.

                  (B) The Company has requested and the Purchasers have agreed, upon and subject to the terms and conditions set forth herein, (i) to consent to the acquisition by Greensteel of substantially all of the assets of American Chalkboard Company, L.L.C., an Alabama limited liability company ("AMERICAN CHALKBOARD"), pursuant to the terms of the Asset Purchase Agreement dated JANUARY 21, 2000 for an aggregate cash purchase price not to exceed Five Million, Two Hundred and Fifty Thousand Dollars ($5,250,000) before fees and expenses, (ii) to permit the acquisition by Greensteel of substantially all of the assets of Peninsular Slate Company and Peninsular Slate Company of Texas (hereinafter referred to collectively, as "PENINSULAR SLATE"), pursuant to the terms of the Asset Purchase Agreement dated JANUARY 21, 2000 for an aggregate cash purchase price not to exceed Four Million, Two Hundred Thousand Dollars ($4,200,000) before fees and expenses, and (iii) to amend the definition of Senior Credit Agreement under the Note Agreement to reflect the Amendment and Supplement No. 3 to the Credit Agreement of even date and certain other provisions.

NOW, THEREFORE, the parties agree:

                                    ARTICLE I

                          AMENDMENTS TO NOTE AGREEMENT

                  The Note Agreement is hereby amended, effective upon the satisfaction of the conditions precedent set forth in Article IV hereof, as follows:

         I.1      Section 10.1, "TERMS DEFINED", is amended:

         (a)      To insert the following new definitions in alphabetical order:

         "AMENDMENT NO. 2" means the Amendment No. 2 to this Agreement dated as of January 21, 2000 among the Company, the Guarantors and the Purchasers.

         "AMENDMENT NO. 2 ACQUISITIONS" means the acquisitions by Greensteel of all or substantially all of the assets of American Chalkboard and Peninsular Slate, pursuant to the terms of the Amendment No. 2 Acquisition Documents.

         "AMENDMENT NO. 2 ACQUISITION DOCUMENTS" means the American Chalkboard Asset Purchase Agreement and the Peninsular Slate Asset Purchase Agreement and each of the other agreements, instruments and documents executed or delivered by any of the parties thereto or their respective Subsidiaries pursuant thereto or in connection herewith, and all schedules and exhibits related to such agreements; including, without limitation, any escrow agreements relating thereto.

         "AMENDMENT NO. 2 EFFECTIVE DATE" means the date set forth in Amendment No. 2 as the "Amendment No. 2 Effective Date".

         "AMERICAN CHALKBOARD" means American Chalkboard Company, L.L.C., an Alabama limited liability company.

         "AMERICAN CHALKBOARD ACQUISITION" means the acquisition by Greensteel of substantially all of the assets of American Chalkboard, pursuant to the terms of the American Chalkboard Asset Purchase Agreement.

         "AMERICAN CHALKBOARD ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement dated JANUARY 21, 2000, between Greensteel and American Chalkboard, together with all schedules, exhibits and annexes thereto or delivered as a part thereof.

         "PENINSULAR SLATE" means, collectively, Peninsular Slate Company and Peninsular Slate Company of Texas.

         "PENINSULAR SLATE COMPANY" means Peninsular Slate Company, a Michigan corporation.

         "PENINSULAR SLATE COMPANY OF TEXAS" means Peninsular Slate Company of Texas, a Texas corporation.

         "PENINSULAR SLATE ACQUISITION" means the acquisition by Greensteel of all or substantially all of the assets of Peninsular Slate, pursuant to the terms of the Peninsular Slate Asset Purchase Agreement.

         "PENINSULAR SLATE ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement dated JANUARY 21, 2000, between Greensteel and Peninsular Slate, together with all schedules, exhibits and annexes thereto or delivered as a part thereof.

         (b) To amend the definition of "SENIOR CREDIT AGREEMENT" as follows:

                  "SENIOR CREDIT AGREEMENT - means the Credit Agreement, dated November 20, 1998, among the Company, the banks, financial institutions and other institutional lenders named therein, and Fleet National Bank, as Administrative Agent, as Initial Issuing Bank and as Swing Line Bank, as amended by an Amendment No. 1 dated as of December 30, 1998 and an Amendment and Supplement No. 2 dated as of August 19, 1999 and an Amendment and Supplement No. 3 dated as of January 21, 2000 and as thereafter amended in compliance with the provisions of Section 7.16."

         I.2 Section 4.5 "Incurrence of Debt and Issuance of Preferred Stock" is amended as follows:

         (a) The reference to the amount "67.0 million" in clause (i) of Section
4.5 is replaced with the amount "$77.0 million".

         I.3 Section 4.12 "FINANCIAL COVENANTS", is amended as follows:

         (a) Subparagraph a of Section 4.12, "CONSOLIDATED DEBT TO EBITDA RATIO", is amended to change both the proviso and the chart following such proviso to read as follows (leaving the chart that appears prior to such proviso unaltered):

                  PROVIDED, HOWEVER, that for purposes of calculating EBITDA for the most recently completed four fiscal quarters of the Company and its Subsidiaries ending on each of the following dates, there shall be added to such EBITDA the amounts set forth next to such dates (representing in each case estimated cost savings resulting from the AIG Acquisition and the Nelson Adams Acquisition and the Amendment No. 2 Acquisitions):


           Date                                                    Amount
           ----                                                    ------

           September 30, 1999                                      $3,300,000
           December 31, 1999                                       $2,300,000
           March 31, 2000                                          $1,350,000
           June 30, 2000                                           $  900,000
           September 30, 2000                                      $  450,000


         (b) Clause (2) of subparagraph b of Section 4.12, "INTEREST COVERAGE RATIO", is amended to read as follows:

                  (2) for purposes of calculating EBITDA for the most recently completed four fiscal quarters of the Company and its Subsidiaries ending on each of the following dates, there shall be added to such EBITDA the amounts set forth next to such dates (representing in each case estimated cost savings resulting from the AIG Acquisition and the Nelson Adams Acquisition and the Amendment No. 2 Acquisitions):


           Date                                                    Amount
           ----                                                    ------

           September 30, 1999                                      $3,300,000
           December 31, 1999                                       $2,300,000
           March 31, 2000                                          $1,350,000
           June 30, 2000                                           $  900,000
           September 30, 2000                                      $  450,000


         (c) Clause (2) of subparagraph c of Section 4.12 "FIXED CHARGE COVERAGE RATIO", is amended to read as follows:

                  (2) for purposes of calculating EBITDA for the most recently completed four fiscal quarters of the Company and its Subsidiaries ending on each of the following dates, there shall be added to such EBITDA the amounts set forth next to such dates (representing in each case estimated cost savings resulting from the AIG Acquisition and the Nelson Adams Acquisition and the Amendment No. 2 Acquisitions):



           Date                                                    Amount
           ----                                                    ------

           September 30, 1999                                      $3,300,000
           December 31, 1999                                       $2,300,000
           March 31, 2000                                          $1,350,000
           June 30, 2000                                           $  900,000
           September 30, 2000                                      $  450,000


         I.4 Section 12.6(d) is amended to add the words "and the Amendment No. 2 Acquisitions" at the end of clause (i) thereof.

                                   ARTICLE II

                     CONSENT TO AMENDMENT NO. 2 ACQUISITIONS

         II.1 Solely for the purposes of Section 4.4 "CAPITAL EXPENDITURES", of the Note Agreement, the Purchasers hereby consent to the treatment of the Amendment No. 2

Acquisitions as a "permitted acquisition" under such Section 4.4. Such consent shall not constitute a waiver of any Default or Event of Default under the Note Agreement arising as a result of, or in connection with, the Amendment No. 2 Acquisitions or a waiver of any other term or condition of the Note Agreement (as amended hereby) required to be complied with in connection with the Amendment No. 2 Acquisitions.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES; ADDITIONAL COVENANTS

         The Company and the Guarantors jointly and severally represent, warrant to and covenant and agree with the Purchasers that (with any such representation or warranty applying to Greensteel being deemed to apply to Greensteel both before and after giving effect to the Amendment No. 2 Acquisitions):

         III.1 No Default or Event of Default exists under the Note Agreement as of the date hereof or will exist after giving effect to the Amendment No. 2 Acquisitions.

         III.2 Each of the representations and warranties set forth in
Section 8 of the Note Agreement is true in all respects as if made on the date hereof and will be true as of the Amendment No. 2 Effective Date, except
(a) for changes in the ordinary course of business not prohibited by the Note Agreement, none of which, either singly or in the aggregate, have had a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; and (b) as set forth the amended Schedules to the Note Agreement attached hereto as Schedule 1 to this Amendment No. 2 (provided no such disclosure shall constitute a waiver of any breach of any such representation or warranty existing as of the Closing Date).

         III.3 Each Loan Party (a) to the extent it is a party thereto, has all requisite corporate power and authority to execute and deliver this Amendment No. 2, and each other agreement, instrument or document contemplated to be executed or delivered by any Loan Party pursuant to this Amendment No. 2 (collectively, together with this Amendment No. 2, the "AMENDMENT NO. 2 DOCUMENTS") and to consummate the transactions contemplated hereby and thereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of the Amendment No. 2 Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

         III.4 Neither the execution and delivery of the Amendment No. 2 Documents by any Loan Party nor the consummation by it of the transactions contemplated hereby and thereby (a) conflict with, or result in any breach or violation of any provision of, the charter or by-laws of any Loan Party, (b) conflict with or result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of a Lien upon any of the properties or assets of any Loan Party or any of its Subsidiaries (other than Liens permitted by the Note Agreement) under any of the terms, conditions or provisions of any loan agreement, indenture, mortgage, deed of trust, lease or other material contract, instrument or agreement binding on or affecting any Loan Party, any of its Subsidiaries or any of their respective properties, or (c) violate any law (including, without limitation, the Securities Act, the Exchange Act, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to such Loan Party or any of its Subsidiaries.

         III.5 No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is or will be required for (a) the due execution, delivery, recordation, filing or performance by any Loan Party of any Amendment No. 2 Document to which it is a party, or (b) the exercise by the Purchasers of their rights under the Transaction Documents.

         III.6 Each Amendment No. 2 Document has been duly executed and delivered by each Loan Party that is a party thereto and each of them, and the Note Agreement as amended hereby constitutes the legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms.

         III.7 (a) Each party thereto has all necessary power and authority to execute, deliver and perform each of the Amendment No. 2 Acquisition Documents.

         (b) Each Amendment No. 2 Acquisition Document has been duly executed and delivered by each party thereto, is in full force and effect and enforceable against the parties thereto in accordance with its terms. The representations and warranties of each party thereto contained in each Amendment No. 2 Acquisition Document are true and correct in all material respects on the date hereof and will be true and correct in all material respects on the closing of the Amendment No. 2 Acquisitions, as if made on such date, and each Purchaser shall be entitled to rely upon such representations and warranties with the same force and effect as if they were incorporated in this Amendment No. 2 directly.

         (c) The execution, delivery and performance of each of the Amendment No. 2 Acquisition Documents by the parties thereto does not (i) violate any law, rule or regulation (including, without limitation, the Williams Act, Sections 13 and 14 of the Exchange Act, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the rules and regulations promulgated thereunder) or (ii) conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any governmental entity, or any certificate of incorporation or by-laws of or applicable to any such party or create (with or without the giving of notice or lapse of time, or both) a default under or breach of or conflict with any agreement, instrument, ordinance, resolution, decree, determination, award, bond, note, indenture, mortgage, deed of trust, lease, writ, order or judgment to which any Loan Party is a party or is bound, or any other agreement or instrument by which any of the properties or assets owned by any Loan Party or used in the conduct of its business is affected (other than any agreement or other instrument of any kind the assets, revenues or liabilities in respect of which do not exceed $100,000 individually or $250,000 in the aggregate and the breach thereof or conflict therewith does not have and could not reasonably be expected to have a Material Adverse Effect) or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of any Loan Party or any of its Subsidiaries, except for the Liens permitted under the Note Agreement.

         (d) True, complete and correct executed copies of the Amendment No. 2 Acquisition Documents have been delivered to the Purchasers. The Amendment No. 2 Acquisitions shall be consummated pursuant to the terms and conditions of the Amendment No. 2 Acquisition Documents in the form previously delivered to the Purchasers. No Loan Party or any of their Subsidiaries has waived compliance by any of the other parties to the Amendment No. 2 Acquisition Documents with any term, covenant or condition thereof, and no party thereto has breached any covenant set forth therein or failed to perform any of its obligations thereunder which breach or failure to perform is of a material term or condition thereof or could reasonably be expected to have a Material Adverse Effect.

         (e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is or will be required for the due execution, delivery, recordation, filing or performance by any party thereto of any Amendment No. 2 Acquisition Documents.

         (f) True, complete, and correct executed copies of the Amendment and Supplement No. 3 to the Senior Credit Agreement dated as of January 21, 2000 and all other documents, instruments or agreement executed in connection therewith (the "SENIOR CREDIT DOCUMENTS") have been delivered to the Purchasers. The transactions contemplated by the Senior Credit Documents shall be consummated solely pursuant to the terms and conditions of such Senior Credit Documents and the proceeds thereof shall be used solely to finance the Amendment No. 2 Acquisitions, for working capital and otherwise permitted capital expenditures. None of the parties to the Senior Credit Documents have waived compliance by any of the other parties thereto with any term, covenant or condition thereof, and no party thereto has breached any covenant set forth therein or failed to perform any of its obligations thereunder..

         (g) No Loan Party nor any Loan Party's Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any federal, state or foreign statute or regulation which limits its ability to incur Debt.

         III.8 The Amendment No. 2 Acquisitions, on a pro forma basis (calculated as if the Amendment No. 2 Acquisitions had occurred at the beginning of the applicable four-quarter reference period) results in (i) the ratio of Consolidated Debt to EBITDA as at December 31, 1999 being lower and
(ii) the Fixed Charge Coverage Ratio as at December 31, 1999 being higher, than if the Amendment No. 2 Acquisitions are not consummated. No Acquired Debt is being incurred in connection with the consummation of the Amendment No. 2 Acquisitions.

         III.9 FINANCIAL STATEMENTS. The Consolidated balance sheets of American Chalkboard as at the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998 and the related Consolidated statements of income and statements of cash flows of American Chalkboard for the fiscal years ended 1996, 1997 and 1998, accompanied by an opinion of Aldridge, Borden & Company, P.C., and the unaudited Consolidated balance sheet of American

Chalkboard as applicable at September 30, 1999, and the related unaudited Consolidated statement of income and Consolidated statement of cash flows of American Chalkboard for the nine months ended September 30, 1999 duly certified by the chief financial officer of American Chalkboard, copies of which have been furnished to each Purchaser by the Company, fairly present, or when delivered, shall fairly present, subject, in the case of said interim balance sheet, statements of income and cash flows, to normal year-end audit adjustments, the Consolidated financial condition of American Chalkboard as at such dates and the Consolidated results of the operations of American Chalkboard for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis, and, since December 31, 1998 there has been no change which could reasonably be expected to result in a Material Adverse Effect.

         (a) The Consolidated balance sheets of Peninsular Slate Company as at the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998 and the related Consolidated statements of income and statements of cash flows of Peninsular Slate Company for the fiscal years ended 1996, 1997 and 1998, compiled by Moore & Moore, P.C. and the unaudited Consolidated balance sheet of Peninsular Slate Company as applicable at September 30, 1999, and the related unaudited Consolidated statement of income and Consolidated statement of cash flows of Peninsular Slate Company for the nine months ended September 30, 1999 duly certified by the chief financial officer of Peninsular Slate Company, copies of which have been furnished to each Purchaser by the Company, fairly present, or when delivered, shall fairly present, subject, in the case of said interim balance sheet, statements of income and cash flows, to normal year-end audit adjustments, the Consolidated financial condition of Peninsular Slate Company as at such dates and the Consolidated results of the operations of Peninsular Slate Company for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis, and, since December 31, 1998 there has been no change which could reasonably be expected to result in a Material Adverse Effect.

         (b) The Consolidated balance sheets of Peninsular Slate Company of Texas as at the fiscal years ended April 30, 1998 and April 30, 1999 and the related Consolidated statements of income and statements of cash flows of Peninsular Slate Company of Texas for the fiscal years ended 1997, 1998 and 1999, compiled by of Moore & Moore, P.C. and the unaudited Consolidated balance sheet of Peninsular Slate Company of Texas as applicable at September 30, 1999, and the related unaudited Consolidated statement of income and Consolidated statement of cash flows of Peninsular Slate Company of Texas for the five months ended September 30, 1999 duly certified by the chief financial officer of Peninsular Slate Company of Texas, copies of which have been furnished to each Purchaser by the Company, fairly present, or when delivered, shall fairly present, subject, in the case of said interim balance sheet, statements of income and cash flows, to normal year-end adjustments, the Consolidated financial condition of Peninsular Slate Company of Texas as at such dates and the Consolidated results of the operations of Peninsular Slate Company of Texas for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis, and, since April 30, 1999 there has been no change which could reasonably be expected to result in a Material Adverse Effect.

         III.10 PRO FORMA FINANCIAL STATEMENTS; PROJECTIONS. The Consolidated pro forma balance sheet of the Company and its Subsidiaries as at September 30, 1999 and the related

Consolidated pro forma statement of income and cash flows of the Company and its Subsidiaries for the twelve month period then ended, certified by the chief executive officer or chief financial officer of the Company, copies of which have been furnished to each Purchaser by the Company, fairly present the Consolidated pro forma financial condition of the Company and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Company and its Subsidiaries for the period ended on such date, in each case after giving effect to the Amendment No. 2 Acquisitions, all in accordance with GAAP (to the extent that pro forma information can comply with GAAP) and subject to the assumptions stated therein (the aforementioned financial statements are hereinafter referred to collectively as the "AMENDMENT NO. 2 PRO FORMA FINANCIALS").

         (a) The projections delivered on the Amendment No. 2 Effective Date have been prepared on the basis of the assumptions accompanying them and reflect as of the date thereof the Company's good faith projections, after reasonable analysis, of the matters set forth therein, based on such assumptions (it being understood that projected financial information is not to be viewed as facts and that the actual results during the period or periods covered thereby may differ from the projected results and that the differences may be material).

         III.11 ACCURATE INFORMATION. None of the information, exhibits or reports furnished by any Loan Party to any Purchaser in connection with this Amendment No. 2 contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                                   ARTICLE IV

                                   CONDITIONS

         The effectiveness of this Amendment No. 2 shall be subject to the fulfillment of each of the conditions set forth in this Article IV. The date on which all such conditions shall have been fulfilled and this Amendment No. 2 shall have become effective, is the "Amendment No. 2 Effective Date":

         IV.1 Each of the parties hereto shall have executed and delivered this Amendment No. 2.

         IV.2 The representations and warranties contained herein and each other agreement, instrument, certificate or other writing delivered to the Purchasers pursuant hereto shall be correct on and as of the date hereof and the Amendment No. 2 Effective Date after giving effect to this Amendment No. 2 as though made on and as of such dates except to the extent modified hereby. No Default or Event of Default shall have occurred and be continuing on the Amendment No. 2 Effective Date.

         IV.3 The Company shall have paid all reasonable legal (U.S. and foreign) and other out-of-pocket expenses incurred by the Purchasers in connection with the transactions contemplated by or referred to in this Amendment No. 2, including, without limitation, out-of-pocket due diligence, transportation, computer, duplication, appraisal, audit and consultant fees.

         IV.4 The Loan Parties shall have otherwise complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by any Loan Party in connection herewith.

         IV.5 The Purchasers shall have received the following, each in form and substance satisfactory to them:

         (a) copies of the resolutions of the Board of Directors of each Loan Party, certified by a Senior Officer thereof, authorizing, to the extent a party thereto, the execution, delivery and performance by such Loan Party of this Amendment No. 2 and the other Amendment No. 2 Documents;

         (b) long-form good standing certificates of recent date for each Loan Party from the Secretary of State of its state of incorporation and the state in which its chief executive office is located;

         (c) a certificate signed on behalf of each Loan Party by a Senior Officer and the Secretary or an Assistant Secretary of each Loan Party, certifying the names and true signatures of the officers of such Loan Party authorized to sign the Amendment No. 2 Documents, together with evidence of the incumbency of such authorized officers; and certifying that the other conditions set forth in this Article IV have been satisfied.

         IV.6 The Amendment No. 2 Acquisitions shall have been consummated pursuant to the terms and conditions of the Amendment No. 2 Acquisition Documents for an aggregate cash amount not exceeding $9,450,000 (before fees and expenses).

         IV.7 The Amendment No. 2 Acquisition Documents and the Senior Credit Documents shall be satisfactory in form and substance to the Purchasers in their sole discretion.

         IV.8 The Purchasers shall have received the following all of which shall be satisfactory in form and substance to the Purchasers, certified by the chief financial officer of the Company:

         (a) the Amendment No. 2 Pro Forma Financials;

         (b) projections for the Company and its Subsidiaries commencing with the Fiscal Year ending 12/31/00 through Fiscal Year ending 12/31/06;

         (c) A computation in detail of consolidated pro forma trailing twelve-month EBITDA for the Company and its Subsidiaries for the period ended September 30, 1999 which shall not be less than $24,500,000 (provided, however, there shall be added to such EBITDA the amount of $3,300,000 (representing estimated cost savings resulting from the AIG Acquisition, the Nelson Adams Acquisition and the Amendment No. 2 Acquisitions)) and determined in accordance with the Amendment No. 2 Pro Forma Financials; and

         (d) A computation of the Consolidated Debt to EBITDA Ratio, including in Consolidated Debt the Debt evidenced by the Notes, demonstrating that such ratio is not greater than 4.5:1 on the Amendment No. 2 Effective Date and a computation of the Consolidated Debt to EBITDA Ratio, excluding the Debt evidenced by the Notes, demonstrating that such ratio is not greater than 4.2:1 on the Amendment No. 1 Effective Date (and in each case such ratio shall be calculated in the same manner as is set forth in Section 4.12(a) of the Note Agreement as amended by this Amendment No. 2).

         (e) Audited financial statements for American Chalkboard's fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998 prepared by Aldridge, Borden & Company, P.C., in form and substance (excluding in immaterial respects) satisfactory to the Required Holders;

         (f) Compiled financial statements for Peninsular Slate Company's fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998 prepared by Moore & Moore, P.C., in form and substance (excluding in immaterial respects) satisfactory to the Required Holders; and

         (g) Compiled financial statements for Peninsular Slate Company of Texas' fiscal years ended April 30, 1997, April 30, 1998 and April 30, 1999 prepared by Moore & Moore, P.C., in form and substance (excluding in immaterial respects) satisfactory to the Required Holders.

         IV.9 All governmental and third party consents and approvals necessary in connection with the Amendment No. 2 Acquisitions shall have been obtained, including, without limitation, the consent of holders of the Senior Debt (without the imposition of any conditions that are not acceptable to the Required Holders) and shall remain in effect; all applicable waiting periods shall have expired without any adverse action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Required Holders that restrains, prevents or imposes materially adverse conditions upon any of the Amendment No. 2 Acquisitions or the Note Agreement.

         IV.10 There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental or regulatory agency or authority that purports to adversely affect any aspect of the Amendment No. 2 Acquisitions or the Note Agreement.

         IV.11 The Purchasers shall have received all financial, business and other information regarding the Company and its Subsidiaries and its properties and assets as they shall have reasonably requested, and all of the foregoing shall be acceptable to the Purchasers in their sole discretion.

         IV.12 The Company shall have delivered a certificate, in form and substance reasonably satisfactory to the Purchasers, attesting to the Solvency of the Company and its Subsidiaries, individually and on a consolidated basis immediately before and immediately after giving effect to the Amendment No. 2 Acquisitions, from the chief financial officer of the Company.

         IV.13 The Purchaser shall have received a favorable written opinion of Greenberg Traurig LLP, counsel to the Company, as to such matters as the Purchasers may reasonably require relating to the Amendment No. 2 Acquisitions (including the absence of any required governmental consents in connection therewith) and the Amendment No. 2 Documents in form and substance as the Purchasers may reasonably request.

         IV.14 All proceedings in connection with the transactions contemplated by this Amendment No. 2 and the Amendment No. 2 Acquisitions, and all documents incidental thereto shall be reasonably satisfactory to the Purchasers, and each Purchaser shall have received all such information and such counterpart originals or certified copies of documents as may have been reasonably requested.

                                   ARTICLE V

                            CONFIRMATION OF GUARANTY

         V.1 Each Guarantor hereby (i) acknowledges and consents to this Amendment No. 2 (whether or not its consent is required); (ii) confirms and agrees that its guaranty as set forth in Section 11 of the Note Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and all references in the Note Agreement shall mean the Note Agreement as amended by this Amendment No. 2; and (iii) confirm and agree that the obligations guaranteed by such Guarantor in such Section 11 include the obligations of the Company to the Holders under the Note Agreement and the Notes as amended by this Amendment No. 2.

                                  ARTICLE VI

                    CONTINUED EFFECTIVENESS OF NOTE AGREEMENT

         Except as specifically amended herein, the Note Agreement and the other Transaction Documents are, and shall remain, in full force and effect, and are hereby ratified and confirmed in all respects except that on and after the Amendment No. 2 Effective Date all references to the Note Agreement shall mean the Note Agreement as amended and supplemented by this Amendment No. 2.

                                   ARTICLE VII

                                  MISCELLANEOUS

         VII.1 This Amendment No. 2 shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to any conflicts of law rules which would require the application of the laws of any other jurisdiction.

         VII.2 No modification or waiver of or with respect to any provisions of this Amendment No. 2 or any other agreements, instruments and documents delivered pursuant hereto nor consent by the Purchasers to any departure by the Company or either Guarantor from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and executed in accordance with the provisions of the Note Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Company or either Guarantor in any case shall, of itself, entitle them to any other or further notice or demand in similar or other circumstances. This Amendment No. 2, together with the Note Agreement, as so amended, and the other Transaction Documents embodies the entire agreement and understanding among the Loan Parties and the Purchasers, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

         VII.3 The provisions of this Amendment No. 2 are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment No. 2 in any jurisdiction.

         VII.4 This Amendment No. 2 may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         VII.5 This Amendment No. 2 shall be binding upon and inure to the benefit of the Loan Parties and their respective successors and to the benefit of the Purchasers, any Holder and their respective successors and assigns. The rights and obligations of the Loan Parties under this Amendment No. 2 shall not be assigned or delegated without the prior written consent of the Required Holders, and any purported assignment or delegation without such consent shall be void.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed on the date first above written.


LOAN PARTIES:                     POLYVISION CORPORATION

                                  By /s/ Gary L. Edwards
                                     ------------------------------------
                                     Name:    Gary L. Edwards
                                     Title:   Chief Financial Officer, Treasurer
                                              and Secretary

                                  POSTERLOID CORPORATION

                                  By /s/ Gary L. Edwards
                                     ------------------------------------
                                     Name:    Gary L. Edwards
                                     Title:   Chief Financial Officer, Treasurer
                                              and Secretary

                                  GREENSTEEL, INC.

                                  By /s/ Gary L. Edwards
                                     ------------------------------------
                                     Name:    Gary L. Edwards
                                     Title:   Chief Financial Officer, Treasurer
                                              and Secretary

PURCHASERS:                       JOHN HANCOCK MUTUAL LIFE
                                  INSURANCE COMPANY

                                  By /s/ Stacy Agretzlis
                                     ------------------------------------
                                     Name:    Stacy Agretzlis
                                     Title:   Assistant Investment Officer


                       SIGNATURE PAGE TO AMENDMENT NO. 2

                                  JOHN HANCOCK VARIABLE LIFE

                                  INSURANCE COMPANY

                                  By /s/ Anthony C. Urick
                                     ------------------------------------
                                  Name:    Anthony C. Urick
                                  Title:   Vice President Investments

                                  HANCOCK MEZZANINE PARTNERS L.P.

                                  BY: HANCOCK MEZZANINE
                                      INVESTMENTS LLC, its General Partner

                                  BY: John Hancock Mutual Life Insurance
                                      Company, as Investment Manager

                                  By /s/ Anthony C. Urick
                                     ------------------------------------
                                     Name:    Anthony C. Urick
                                     Title:   Second Vice President


Consented to:

FLEET NATIONAL BANK,
as Administrative Agent under the Senior Credit
Agreement referenced herein on behalf of the Lenders

By /s/ Howard J. Diamond
-------------------------------------
Name: Howard J. Diamond
Title:   Vice President



                       SIGNATURE PAGE TO AMENDMENT NO. 2